CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our reports dated March 26, 1999, on the financial statements of The American Trust Allegiance Fund series of Advisors Series Trust referred to therein, in this Post-Effective Amendment to the Registration Statement on Form N-1A, File No. 333-17391 of Advisors Series Trust as filed with the Securities and Exchange Commission.

         We also consent to the  reference to our Firm in the  Prospectus  under
the  caption   "Financial   Highlights"  and  in  the  Statement  of  Additional
Information under the caption "General Information."


                                                McGladrey & Pullen, LLP




New York, New York
April 29, 1999